EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-4 of our report dated March 21, 2023, relating to the financial statements of American Acquisition Opportunity Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

September 18, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-4 of our report dated May 2, 2023, except for the restatement as outlined in footnote 3A and 3B which is dated August 14, 2023, relating to the financial statements of Royalty Management Corporation as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

September 18, 2023